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                                                  Exhibit 4

                                                 [EXECUTION COPY]



                             AMENDMENT AND WAIVER


               AMENDMENT AND WAIVER, dated as of August 30, 1996 (this "Amendment") among C-TEC CABLE SYSTEMS, INC. (the "Borrower"), C-TEC CORPORATION (the "Parent"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                                  WITNESSETH:


               WHEREAS, the parties hereto have heretofore entered into a Revolving Secured Credit Agreement dated as of July 31, 1989, as amended up to but excluding the date hereof (the "Agreement");

               WHEREAS, the parties hereto desire to extend the final maturity of the Loans under the Agreement, to increase the aggregate amount of the Conum'tments thereunder and to provide for Loans to be made to the Borrower on the date set forth herein, all as hereinafter set forth; and

               WHEREAS, the Borrower desires, and the Banks are willing to agree to, a limited waiver of Section 5.16 of the Agreement;

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

               SECTION 2. Amendment of Final Maturity Date. The definition of "Final Maturity Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

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          "Final Maturity Date" means December 31, 1996, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

               SECTION 3. Changes to Commitments and Commitment Reductions. (a) The definition of Commitment in Section 1.01 of the Agreement is amended to read as follows:

               Commitment" means, (i) with respect to each Bank, the amount set forth opposite the name of such Bank on the Committment Schedule attached hereto and (ii) with respect to each Assignee which becomes a Bank pursuant to Section 9.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Sections 2.07, 2.08 and 9.06(c) or increased from time to time pursuant to Section 9.06(c).

               (b) Section 2.08(b) of the Agreement is amended to read in its entirety: "INTENTIONALLY OMITTED",

               (c) Section 2.08(c) of the Agreement is amended to read in its entirety: "INTENTIONALLY OMITTED",

               (d) The Agreement is amended by deleting the amounts appearing opposite the Banks' names on the signature pages thereof and by adding the Commitment Schedule attached as Annex I hereto.

               SECTION 4. Departing and Assigning Banks. With the consent of the Borrower and the Agent, as evidenced by their signatures hereof, on the date that this Amendment becomes effective pursuant to Section 11 hereof,

          (i) The First National Bank of Boston shall be released from its Commitment under the Agreement and shall cease to be a Bank party thereto, and all accrued fees and other amounts payable under the Agreement for its account shall be due and payable on such date; and

          (ii) First Valley Bank assigns without recourse its Commitment and all of its other rights and obligations under the Agreement to Summit Bank and Summit Bank hereupon succeeds to all such rights and obligations, in consideration of which Summit Bank shall pay to First Valley Bank an amount heretofore agreed between them, provided in each case that Section 9.03 of the
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Agreement shall continue to inure to the benefit of The First National Bank of
Boston and Summit Valley Bank.

          SECTION 5 . Amendment of Section 2. 01. (a) Section 2.01 of the Agreement Is amended to read as follows:

               2. 01 Commiments to Lend (a) Each Bank severally agrees, on the
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          terms and conditions set forth in this Agreement, to lend to the
          Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the period from and including the Effective Date to but excluding the Final Maturity Date.

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                    (b) Each Bank severally agrees, in accordance with and
          subject to the terms of clause (a) above, to make a Loan to the Borrower on August 30, 1996, which Loan represents such Bank's ratable proportion, IN accordance with its Commmitment, of a Borrowing in a aggregate principal amount of $19,000,000. Such Borrowing shall initially consist of Base Rate Loans. On September 5, 1996, such Loans shall automatically convert to Euro-Dollar Loans and the Interest Period applicable thereto shall be three months, subject to the provisions of the definition of Interest Period.

               SECTION 6. Method of Borrowing. Effectiveness of this Amendment pursuant to Section 11 hereof on or prior to August 30, 1996 shall be deemed to constitute the notices required to be given in timely fashion by the Borrower and the Agent, as applicable, pursuant to Section 2.02 of the Agreement.

               SECTION 7. Limited Waiver of Section 5.16. The Banks hereby waive any violation by the Borrower of Section 5.16 solely to the extent that Consolidated Capital Expenditures do not exceed $30,000,000 for the fiscal year of the Borrower ending December 31, 1996.

               SECTION 8. Limitation. The amendments and waivers contained herein are not, and shall not be construed to be, an amendment or waiver by the parties of any other present or future observance or performance of any covenant contained in, or any other provision of, the Agreement.

               SECTION 9. Representations. The Borrower hereby cotifirms and repeats each of the representations and warranties set forth in the Agreement on and as of the date this Amendment becomes effective pursuant to Section 11 hereof, and as if each reference therein to the Agreement referred to the Agreement as modified hereby. The Borrower hereby represents and warrants that, immediately before and after the Borrowing contemplated by Section 2.01(b) of the Agreement, as amended hereby, no Default shall have occurred and be continuing.

               SECTION 10. Governing Law This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 11. Counterparts: Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date heereof when the following conditions are met:

               (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

               (ii) the Agent shall be satisfied that, after giving effect to this Amendment, the Commitments of the Banks party to the Agreement will aggregate not less than $20,000,000;

              (iii) the Agent shall have received an opinion, satisfactory in form and substance to the Agent in its sole discretion, of General Counsel of the Borrower and the Parent with respect to corporate existence and power, corporate and governmental

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          authorization, noncontravention, binding effect and enforceability of this Amendment and the Agreement as amended hereby;

               (iv) the Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Parent, in each case satisfactory in form and substance to the Agent in its sole discretion, certifying (x) the attached resolutions of the board of directors of the Borrower or the PARENT, AS applicable, relating to this Amendment and (y) the names and true signatures of the officers of the Borrower or the Parent, as applicable, who are authorized to sign this Amendment;

               (v) the Agent shall have received for the account of the Banks (ratably according to the amount of their Commitments set forth in the Commitment Schedule) an amendment fee equal to 0.15% of the aggregate amount of the Commitments; and

               (vi) the Agent shall be satisfied that The First National Bank of Boston has received payment from the Borrower of all principal outstanding under the Loans (if any) as well as all interest and fees accrued under the Agreement to the date of effectiveness of this Amendment pursuant to this Section 11.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authofized officers as of the day and year first above written.


                               C-TEC CORPORATION


                              By ______________________________
                              Title:  Michael J. Mahoney, President
                                      and Chief Operating Officer


                              C-TEC CABLE SYSTEMS, INC.

                              By  _____________________________
                              Title:  Michael J. Mahoney, President
                                      and Chief Operating Officer


                              THE FIRST NATIONAL BANK OF BOSTON

                              By  _____________________________
                              Title:


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Bank and Agent


                              By  _____________________________
                              Title:


                              MELLON BANK NATIONAL ASSOCIATION


                              By  _____________________________
                              Title:

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